FORM **BCA 10.30R** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
RESTATED ARTICLES
OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832
http://www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to the Secretary of State.

FILED
JUN 10 2008
JESSE WHITE
SECRETARY OF STATE

File # 6611-248-9 Filing Fee: $150.00 Approved: KK

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: Terra Nova Newco, Inc. (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on June 9 (Month & Day), 2008 (Year) in the manner indicated below. ("X" one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Notes 4 & 5)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 5)

3(a) List all provisions of the restated articles of incorporation that amend the existing articles of incorporation:

Article 7. Other Provisions

3(b) Text of the Restated Articles of Incorporation: (Note 6)
(Attach additional pages if extra space is needed.)

1. The text of the Restated Articles of Incorporation of Terra Nova Newco, Inc. (the "Corporation") is attached.

2. The Corporation was incorporated on May 19, 2008 under its current name and it has not changed its name since such date.

3. On the date hereof, the address of the registered office of the Corporation is 100 S. Wacker Drive, Suite 1550, Chicago, IL 60606 and the name of its registered agent is Michael G. Nolan.

4. On the date hereof, the Corporation has 100 common shares par value .01 issued and paid in capital of $100.00.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")* (Note 7)

No Change

	Before Amendment	After Amendment
Paid-in Capital	$ ________	$ ________

(Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated June 9, 2008 — Terra Nova Newco, Inc.
(Month & Day) *(Year)* — *(Exact Name of Corporation at date of execution)*

X [signature]
(Any Authorized Officer's Signature)

Michael G. Nolan, Chief Executive Officer
(Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ______________________, ________
(Month & Day) *(Year)*

______________________ ______________________

______________________ ______________________

______________________ ______________________

______________________ ______________________

NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3: Directors may, without shareholder approval, vote only to restate the articles of incorporation as amended. (§ 10.15(g))

NOTE 4: All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting *(either annual or special)* or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment *(but if class voting applies, then also at least a 2/3 vote within each class is required).*

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

NOTE 6: The text of the restated articles of incorporation must set forth the following:

- (i) the date of incorporation, the name under which the corporation was incorporated, subsequent names, if any, that the corporation adopted pursuant to amendment of its articles of incorporation, and the effective date of any such amendments;
- (ii) the address of the registered office and the name of the registered agent on the date of filing the restated articles; and
- (iii) the number of shares of each class issued on the date of filing the restated articles and the amount of paid-in capital as of such date.

If the registered agent and/or registered office have changed, it will be necessary to accompany this document with form BCA 5.10.

If the number of issued shares and/or paid-in capital have changed, it will be necessary to accompany this document with form BCA 14.30.

NOTE 7: If the paid-in capital is increased due to the provisions of the restatement, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TERRA NOVA NEWCO, INC

Article 1. NAME. The name of the corporation is Terra Nova Newco, Inc. (the "Corporation").

Article 2. REGISTERED AGENT AND OFFICE. The name of the initial registered agent of the Corporation is Michael G. Nolan and the address of the initial registered office of the Corporation is 100 South Wacker Drive, Suite 1550, Chicago, Illinois 60606, Cook County.

Article 3. PURPOSE. The purpose for which the Corporation is organized is the transaction of any and all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

Article 4. SHARES. The Corporation shall have the authority to issue two classes of stock, and the total number authorized shall be one hundred fifty million (150,000,000) shares of common stock of the par value of one cent ($0.01) each (the "Common Stock") and five million (5,000,000) shares of preferred stock of the par value of ten dollars ($10.00) each (the "Preferred Stock"). A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

The Preferred Stock may be issued from time to time in one or more series, or either or both of the Common Stock or Preferred Stock may be divided into additional classes and with respect to any additional class or classes of Preferred Stock, such class or classes may be divided into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the board of directors of the Corporation (the "Board of Directors") designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether

such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects (with respect to shares of Preferred Stock, regardless of series), except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class of Common Stock, the Common Stock shall (a) have the exclusive voting power of the Corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

Article 5. INITIAL BOARD OF DIRECTORS. The number of directors constituting the initial board of directors of the corporation is six. The names and addresses of persons serving as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Bernay Box, – 100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Murrey Wanstrath – 100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Charles B. Brewer –100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Russell N. Crawford – 100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Gayle C. Tinsley – 100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Stephen B. Watson – 100 South Wacker Drive, Suite 1550, Chicago, IL 60606

Article 6. Intentionally Left Blank

Article 7.1 PREEMPTIVE RIGHTS. No Shareholder shall have any preemptive rights to purchase shares of the Corporation.

Article 7.2 NON-CUMULATIVE VOTING. Cumulative voting for the election of directors shall not be permitted.

Article 7.3 BYLAWS. The power to alter, amend or repeal the bylaws of the Corporation or to adopt the bylaws shall be vested in either the shareholders or the Board of Directors.

Article 7.4 LIABILITY OF DIRECTORS. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director, except that this Article 7.4 does not eliminate or limit liability of a director:

(a) for any breach of the director's duty of loyalty to the Corporation or its shareholders;

(b) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(c) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended; or

(d) for any transactions from which the director derived an improper personal benefit.

Article 7.5 CORPORATE GOVERNANCE.

(a) *Number and Terms of Directors.* The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than seven persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Directors elected at an annual meeting of shareholders or otherwise (other than those directors elected by any class or series of Preferred Stock of the Corporation then outstanding and entitled to elect additional directors under specified circumstances) shall hold office until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(b) *Stockholder Nomination of Director Candidates.* Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least 60 days in advance of the scheduled date for the next annual meeting of stockholders.

(c) *Newly-Created Directorships and Vacancies.* Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

(d) *Removal.* Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any annual or special meeting called for such purpose by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(e) *Amendment, Repeal, Etc.* Notwithstanding anything contained in these articles of incorporation to the contrary, the affirmative vote of the holders of 66-2/3%, or more, of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article 7.5, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the bylaws of the Corporation.

(f) *Call of Special Meeting.* Notwithstanding anything contained in these articles of incorporation to the contrary, the affirmative vote of the holders of 66-2/3% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of shareholders or to alter, amend, adopt any provision inconsistent with or repeal this Article 7.5, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the bylaws.

Article 7.6 RIGHTS. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of the Corporation's stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

(b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem the Rights.

(f) The appointment of a rights agent with respect to the Rights.

Article 7.7 SHAREHOLDER ACTION WITHOUT MEETING. Notwithstanding anything contained herein to the contrary, any action required by statute or by these articles of incorporation to be taken at a meeting of the shareholders entitled to vote on such action, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed and delivered to the corporation by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.